Exhibit 99.1

Passage Bio Reports Fourth Quarter and Full-Year 2021 Financial Results and Provides Recent Business Highlights

-	Presented positive interim biomarker, safety and efficacy data, including gains in developmental milestones, for Cohort 1 patients in Imagine-1 clinical trial for GM1 gangliosidosis
-	Dosed first patients in Cohorts 2 (late infantile, high dose) and 3 (early infantile, low dose) in Imagine-1 trial; interim data for both cohorts expected in second half of 2022
-	Continue to advance and expand robust and differentiated CNS pipeline in partnership with the University of Pennsylvania’s Gene Therapy Program
-	Ended 2021 with strong cash position; cash on hand to fund operations to year-end 2023
-	Management to host conference call today at 8:30 a.m. ET

Philadelphia, PA – March 3, 2022 – Passage Bio, Inc. (Nasdaq: PASG), a clinical-stage genetic medicines company focused on developing transformative therapies for central nervous system (CNS) disorders, today reported financial results for the fourth quarter and full year ended December 31, 2021 and provided recent business highlights.

“Our focus continues to be on executing across our three clinical programs, and we are pleased to report that we have already achieved one of our key goals with the dosing of the first patients in Cohorts 2 and 3 for the Imagine-1 clinical trial for GM1 gangliosidosis,” said Bruce Goldsmith, Ph.D., president and chief executive officer, Passage Bio. “We advanced to the additional cohorts following positive interim safety, biomarker and efficacy data for Cohort 1. We look forward to enrolling additional patients across all our clinical studies and providing more data throughout 2022, including initial biomarker and safety data from Cohorts 2 and 3 in Imagine-1 in the second half of the year.

“We are also excited to advance our robust and differentiated CNS pipeline in partnership with Penn’s Gene Therapy Program,” Dr. Goldsmith added. “We are employing a diversified portfolio strategy spanning pediatric and adult CNS indications, both rare and large, to create sustained value. Toward the end of last year, we announced the exercising of options for Canavan and Huntington’s Disease with the Gene Therapy Program, strengthening our pipeline to include nine programs in addition to our ongoing exploratory research programs in Alzheimer’s Disease and temporal lobe epilepsy. We look forward to sharing more information and data on our pipeline programs throughout 2022.”

Recent Highlights:

●	Imagine-1 for GM1 gangliosidosis and GALax-C for Krabbe Disease Highlighted at the 18th Annual WORLDSymposium in February:
o

Passage Bio presented new clinical data, including developmental gains, for Cohort 1 patients in the Imagine-1 clinical trial for GM1 gangliosidosis (GM1) in a late-breaking science presentation at the scientific conference. This presentation followed the positive interim safety and biomarker data first shared by the company in December 2021.

o	Podium presentations were also delivered on the clinical trial designs for Imagine-1 and GALax-C.

●	Dosed first patients in Cohorts 2 (late infantile, high dose) and 3 (early infantile, low dose) of the Imagine-1 clinical trial in early 2022: This followed an Independent Data Monitoring Committee (IDMC) recommendation to proceed in December 2021 following Cohort 1 interim data results.
●	Continuing to activate clinical sites in multiple countries to support three ongoing global clinical programs: To date, the company has activated clinical sites in the United States, Brazil, Canada, UK and Netherlands for its three clinical programs.
●	Expanded and further diversified CNS pipeline with two additional options with University of Pennsylvania’s Gene Therapy Program (GTP) in December 2021: Passage Bio enhanced its CNS pipeline with programs for Canavan and Huntington’s disease, bringing Passage Bio’s total licensed options to nine, alongside exploratory research programs in Alzheimer’s disease and Temporal Lobe Epilepsy. Under this strategic collaboration with GTP, Passage Bio’s pipeline includes five pediatric and four adult, monogenic CNS programs, three of which are currently in clinical development, and eight options remain.

Anticipated Upcoming Milestones:

●	Dose first patients in Phase 1/2 studies for Krabbe disease and FTD-GRN in early 2022. Additional clinical data milestone timing to be provided following dosing of first patients.
●	Submit Investigational New Drug application for Phase 1/2 clinical program for PBML04 (metachromatic leukodystrophy) in mid-2022.
●	Present interim safety and biomarker data for Cohorts 2 (late infantile, high dose) and 3 (early infantile, low dose) for Imagine-1 clinical trial for GM1 in 2H 2022.
●	Advance pipeline programs for amyotrophic lateral sclerosis, Charcot-Marie-Tooth Type 2A, Parkinson’s disease, Canavan disease and Huntington’s disease.
●	Evaluate new product candidate programs with GTP to continue to expand pipeline in 2022.
●	Operationalize new pilot manufacturing suite by year-end 2022 at the Princeton West Innovation Campus in Hopewell, N.J., for scale-up capability to support R&D pipeline as well as future development plans.

Fourth Quarter and Full-Year 2021 Financial Results

●	Cash Position: Cash, cash equivalents and marketable securities were $315.8 million as of December 31, 2021, as compared to $304.8 million as of December 31, 2020. The Company expects current cash, cash equivalents and marketable securities to fund operations to year-end 2023.
●	Research and Development (R&D) Expenses: R&D expenses were $33.0 million for the quarter ended December 31, 2021, and $117.7 million for the year ended December 31, 2021, compared to $27.9 million and $81.8 million for the same quarter and year in 2020.
●	General and Administrative (G&A) Expenses: G&A expenses were $17.2 million for the quarter ended December 31, 2021, and $60.1 million for the year ended December 31, 2021, compared to $10.1 million and $30.1 million for the same quarter and year in 2020.
●	Net Loss: Net loss was $51.2 million, or a net loss of $0.95 per basic and diluted share, for the quarter and $185.4 million, or a net loss of $3.48 per basic and diluted share, for the year ended December 31, 2021, compared to $38.9 million, or a net loss of $0.85 per basic and diluted share, for the quarter and $112.2 million, or a net loss of $2.91 share, for the year ended December 31, 2020.

Conference Call Details

Passage Bio will host a conference call and webcast today at 8:30 a.m. ET. To access the live conference call, please dial 833-528-0605 (domestic) or 830-221-9711 (international) and reference conference ID number 4137048. A live audio webcast of the event will be available on the Investors & News section of Passage Bio’s website at investors.passagebio.com. The archived webcast will be available on Passage Bio’s website approximately two hours after the completion of the event and for 30 days following the call.

About Passage Bio

At Passage Bio (Nasdaq: PASG), we are on a mission to provide life-transforming genetic medicines for patients with CNS diseases that replace their suffering with boundless possibility, all while building lasting relationships with the communities we serve. Based in Philadelphia, PA, our company has established a strategic collaboration and licensing agreement with the renowned University of Pennsylvania’s Gene Therapy Program to conduct our discovery and IND-enabling preclinical work. This provides our team with enhanced access to a broad portfolio of gene therapy candidates and future gene therapy innovations that we then pair with our deep clinical, regulatory, manufacturing and commercial expertise to rapidly advance our robust pipeline of optimized gene therapies into clinical testing. As we work with speed and tenacity, we are always mindful of patients who may be able to benefit from our therapies. More information is available at www.passagebio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: our expectations about timing and execution of anticipated milestones, including initiation of clinical trials and the availability of clinical data from such trials; our expectations about our collaborators’ and partners’ ability to execute key initiatives; our expectations about manufacturing plans and strategies; our expectations about cash runway; and the ability of our lead product candidates to treat their respective target monogenic CNS disorders. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop and obtain regulatory approval for our product candidates; the timing and results of preclinical studies and clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; failure to protect and enforce our intellectual property, and other proprietary rights; our dependence on collaborators and other third parties for the development and manufacture of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions caused by the coronavirus pandemic; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information, please contact:

Passage Bio Investors:

Stuart Henderson

Passage Bio

267-866-0114

shenderson@passagebio.com

Passage Bio Media:

Gwen Fisher

Passage Bio

215-407-1548

gfisher@passagebio.com

Passage Bio, Inc.

Balance Sheets

	December 31,
(in thousands, except share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$128,965	$135,002
Marketable securities	186,808	169,815
Prepaid expenses and other current assets	1,726	1,405
Prepaid research and development	7,567	10,961
Total current assets	325,066	317,183
Property and equipment, net	23,806	2,795
Other assets	6,204	8,029
Total assets	$355,076	$328,007
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,448	$5,265
Accrued expenses and other current liabilities	20,050	15,910
Total current liabilities	29,498	21,175
Deferred rent	6,921	2,077
Other liabilities	-	41
Total liabilities	36,419	23,293

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.0001 par value: 300,000,000 shares authorized; 54,244,996 shares issued and 54,244,996 shares outstanding at December 31, 2021 and 45,917,084 shares issued and 45,614,807 shares outstanding at December 31, 2020	5	4
Additional paid-in capital	675,346	475,617
Accumulated other comprehensive income (loss)	(413)	(12)
Accumulated deficit	(356,281)	(170,895)
Total stockholders’ equity	318,657	304,714
Total liabilities and stockholders’ equity	$355,076	$328,007

Passage Bio, Inc.

Statements of Operations and Comprehensive Loss

	Year Ended December 31,
(in thousands, except share and per share data)	2021	2020
Operating expenses:
Research and development	$117,673	$81,788
Acquired in-process research and development	8,000	1,000
General and administrative	60,056	30,114
Loss from operations	(185,729)	(112,902)
Interest income, net	343	670
Net loss	$(185,386)	$(112,232)
Per share information:
Net loss per share of common stock, basic and diluted	$(3.48)	$(2.91)
Weighted average common shares outstanding, basic and diluted	53,343,959	38,615,967
Comprehensive loss:
Net loss	$(185,386)	$(112,232)
Unrealized gain (loss) on marketable securities	(401)	(12)
Comprehensive loss	$(185,787)	$(112,244)